EXHIBIT 99.1

MARTIN MARIETTA ANNOUNCES CHIEF FINANCIAL OFFICER TRANSITION

RALEIGH, N.C. (June 22, 2017) – Martin Marietta Materials, Inc. (NYSE: MLM) announced today that Anne H. Lloyd will retire as Executive Vice President and Chief Financial Officer, effective mid-August, 2017. Ms. Lloyd will remain with the company through September to ensure a smooth transition.

The Board of Directors has identified James A. J. Nickolas as Ms. Lloyd’s successor, effective in mid-August. He will serve as Senior Vice President and Chief Financial Officer and will report to C. Howard (Ward) Nye, Chairman, President and CEO. Mr. Nickolas most recently led the Corporate Development group at Caterpillar Inc., and previously served as Group Chief Financial Officer of the Resources Industries segment and the Global Mining division of Caterpillar.

Mr. Nye stated, “For the last twelve years, Anne has played an integral role in helping Martin Marietta deliver exceptional returns to our shareholders as we executed our strategic plan. She has been instrumental in managing the company’s balance sheet in a manner that allowed us to sensibly and successfully pursue value-enhancing organic and external growth opportunities. We deeply appreciate Anne’s innumerable contributions to the company, including the key role she has played in positioning Martin Marietta for continued growth and value creation. On behalf of the Board of Directors, management team and all employees, I wish her all the best and thank her for her commitment to working closely with Jim to achieve a seamless transition.”

Ms. Lloyd, 56, joined Martin Marietta in 1998 as Vice President and Controller. She was named Chief Accounting Officer in 1999 and was promoted to CFO in 2005. She was named Executive Vice President in 2009. As CFO, she has led the financial areas of Martin Marietta, including financial reporting, accounting, internal audit, investor relations, tax and treasury.

Mr. Nye continued, “We are excited about Jim joining Martin Marietta. He brings valuable expertise to the already strong senior leadership team, including deep knowledge of financial management, mining and materials, and M&A execution and integration. We look forward to working closely with him to leverage his energy and talents to further enhance our performance and extend our track-record of superior shareholder value creation.”

About James A. J. Nickolas

Mr. Nickolas, 46, has held finance, accounting, tax and M&A leadership roles for more than fifteen years. He will join Martin Marietta from Caterpillar Inc., the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives, where he currently serves as the head of Corporate Development. Previously, as Group Chief Financial Officer of Caterpillar’s Resources Industries segment, which had group revenues of $6 billion focused on the manufacture and sale of mining equipment, Mr. Nickolas was responsible for financial planning and reporting, internal controls, compliance and M&A activity. Prior to that, he served as Group Chief Financial Officer of Caterpillar’s Global Mining business unit, where he also managed the internal audit and treasury functions. Before joining Caterpillar in 2008, Mr. Nickolas was Executive Director at J.P. Morgan Securities Inc., where he worked on originating and executing debt and equity capital raising and mergers and acquisitions. Mr. Nickolas began his professional career as a Certified Public Accountant at Coopers & Lybrand where he was a senior tax associate. He holds a BS degree in Accounting from the University of Illinois at Urbana-Champaign and both an MBA in Finance and a JD degree from the University of Chicago.

About Martin Marietta

Martin Marietta is an American-based company and a leading supplier of building materials, including cement, ready mixed concrete and asphalt. Through a network of operations spanning 29 states, Canada, The Bahamas, and the Caribbean Islands, dedicated Martin Marietta teams supply the resources necessary for building the solid foundations on which our communities thrive. Martin Marietta’s Magnesia Specialties business provides a full range of magnesium oxide, magnesium hydroxide and dolomitic lime products. For more information, visit www.martinmarietta.com or www.magnesiaspecialties.com.